UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2009

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of Principal Executive Offices, including Zip Code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We recently were informed that Hitachi High Technologies Corporation has filed suit against our subsidiary, FEI Company Japan Ltd., in District Court in Tokyo alleging infringement of several patents. We have not yet had the opportunity to review the complaint. We intend to vigorously defend our interests in this matter and, based on information available to us, believe we have meritorious defenses to these claims. We do not believe that these claims or the costs of defending these claims will have a material adverse effect on our overall financial condition, although they could be material to the net income or cash flows of a particular quarter. In addition, any alleged infringement or violation of intellectual property rights, with or without merit, could require us to change our technology, change our business practices, pay damages, enter into a licensing arrangement or take other actions that may result in additional costs or other actions that are detrimental to our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009	FEI Company

/S/ BRADLEY J. THIES
Bradley J. Thies
Vice President, General Counsel and Secretary